Exhibit 4.3

STOCKHOLDERS AGREEMENT

BY AND AMONG

KINDERCARE LEARNING COMPANIES, INC.

AND

THE INITIAL SPECIFIED STOCKHOLDERS

[ • ], 2021

i

EXHIBIT

Exhibit A: Form of Joinder Agreement

ii

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of [ • ], 2021 by and among (a) KinderCare Learning Companies, Inc., a Delaware corporation (the “Company”), (b) Partners Group Client Access 13 L.P. Inc., Partners Group Client Access 13A L.P. Inc., Partners Group Barrier Reef L.P., Partners Group Hercules, L.P. Inc., Partners Group Hearst Opportunities Fund L.P., Partners Group Daintree Co-Invest, L.P., Partners Group Access 768 L.P. and Partners Group Direct Investments 2012 (EUR), L.P. Inc. (collectively, “PG”) and (c) each of the other stockholders who are set forth on the signature pages hereto (each individually, a “Management Stockholder,” and collectively, the “Management Stockholders” and, together with the PG Stockholders (as defined below), the “Stockholders”).

RECITALS

A. The Company is proposing to consummate an initial public offering (the “Initial Public Offering”) of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Underwriting Agreement, dated as of [ • ], 2021 (the “Underwriting Agreement”).

B. The Initial Specified Stockholders (as defined herein) and the Company desire to enter into this Agreement effective upon the Effective Time (as defined herein).

C. The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.

D. The parties to this Agreement desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION I. DEFINITIONS

1.1 Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. Unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, have the meanings set forth below.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board of Directors (with the advice of outside counsel): (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Block Trade Offering” means any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Closing” means the closing of the Initial Public Offering.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and shall include any successor thereto.

“Compensation Committee” has the meaning set forth in Section 4.1(e)(i).

“Demand Notice” has the meaning set forth in Section 3.1(b).

“Demand Registration” has the meaning set forth in Section 3.1(a)(i).

“Demand Registration Request” has the meaning set forth in Section 3.1(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 3.1(a)(iii).

“Demand Suspension” has the meaning set forth in Section 3.1(e).

“Director” means a member of the Board of Directors.

“Effective Time” has the meaning set forth in Section 6.16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary of the Company pursuant to a stock option, stock purchase, or similar plan on Form S-8 or its successor form approved by the Board of Directors or (ii) a registration statement on Form S-4 or its successor form.

“FINRA” means the Financial Industry Regulatory Authority.

“Initial Public Offering” has the meaning set forth in the recitals.

“Initial Specified Stockholders” means, collectively, PG and the Management Stockholders.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Shares.

“Joinder Agreement” means the joinder agreement substantially in the form of Exhibit A.

“Majority Stockholders” has the meaning set forth in Section 3.1(a)(i).

“Management Stockholders” has the meaning set forth in the preamble.

“Maximum Offering Size” has the meaning set forth in Section 3.1(f).

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) causing members of the Board of Directors, subject to any fiduciary duties that such members may have as directors of the Company (including pursuant to Section 4.1(d)), to act in a certain manner, including causing members of the Board of Directors or any nominating or similar committee of the Board of Directors to recommend the appointment of any PG Stockholders’ Designees as provided by this Agreement.

“Nominating Committee” has the meaning set forth in Section 4.1(c).

“Observer” has the meaning set forth in Section 4.2(a).

“Participation Conditions” has the meaning set forth in Section 3.2(e)(ii).

“Permitted Transferee” means, (i) with respect to any PG Stockholder, (A) any Affiliate of such PG Stockholder, (B) any director, officer or employee of any Affiliate of such PG Stockholder, (C) any direct or indirect member or general or limited partner of such PG Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such PG Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), (ii) with respect to any Management Stockholder, (A) a trust, family limited partnership or limited liability company for the benefit of such Management Stockholder for estate planning purposes that is controlled by such Management Stockholder, or any spouse or children of such Management Stockholder, or (B) upon such Management Stockholder’s death, such Management Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries, and (iii) with respect to any Stockholder, any other Transferee designated as a Permitted Transferee by the PG Majority Interest.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“PG” has the meaning set forth in the preamble.

“PG Director” has the meaning set forth in Section 4.1(a).

“PG Majority Interest” means, at any given time, the PG Stockholders holding a majority of the outstanding Shares held at that specified time by all PG Stockholders.

“PG Stockholders” means (i) PG and any other investment funds affiliated with or managed or advised by Partners Group AG or any of its Affiliates and (ii) any Permitted Transferee or Affiliate of PG (x) which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement.

“PG Stockholders’ Designee” has the meaning set forth in Section 4.1(b).

“Piggyback Notice” has the meaning set forth in Section 3.3(a).

“Piggyback Registration” has the meaning set forth in Section 3.3(a).

“Potential Takedown Participant” has the meaning set forth in Section 3.2(e)(ii).

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post- effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of Shares for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registration” means registration under the Securities Act of the offer and sale to the public of any Shares under a Registration Statement. The terms “register,” “registered” and “registering” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” means, at any time, (i) shares of Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Shelf Registration” has the meaning set forth in Section 3.2(a)(i).

“Shelf Registration Notice” has the meaning set forth in Section 3.2(b).

“Shelf Registration Request” has the meaning set forth in Section 3.2(a)(i).

“Shelf Registration Statement” has the meaning set forth in Section 3.2(a)(i).

“Shelf Suspension” has the meaning set forth in Section 3.2(d).

“Shelf Takedown Notice” has the meaning set forth in Section 3.2(e)(ii).

“Shelf Takedown Request” has the meaning set forth in Section 3.2(e)(i).

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” means the recipient of a Transfer.

“Underwriting Agreement” has the meaning set forth in the recitals.

“Underwritten Public Offering” means an underwritten Public Offering, including any Block Trade Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

SECTION II. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Initial Stockholders. Each Initial Specified Stockholder has the power and authority to enter into this Agreement and carry out its obligations hereunder. Each of the Initial Specified Stockholders hereby represents, warrants and covenants to the Company as follows: (a) if such Initial Specified Stockholder is an entity, this Agreement has been duly authorized, executed and delivered by such Initial Specified Stockholder; (b) this Agreement constitutes the valid and binding obligation of such Initial Specified Stockholder enforceable against it in accordance with its terms; and (c) if such Initial Specified Stockholder is an entity, the execution, delivery and performance by such Initial Specified Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Initial Specified Stockholder, or require such Initial Specified Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Initial Specified Stockholder is a party. If such Initial Specified Stockholder is a natural person, such person has full capacity to contract.

2.2 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

SECTION III. REGISTRATION RIGHTS

3.1 Demand Registration.

(a) Request for Demand Registration.

(i) Following the Effective Time, the Stockholders holding a majority of the Shares held by the Stockholders at the time of determination (the “Majority Stockholders”) shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Shares held by such Stockholders. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

(ii) Each Demand Registration Request shall specify (A) the aggregate amount of Shares to be registered and (B) the intended method or methods of disposition thereof.

(iii) Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its commercially reasonable efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act.

(b) Demand Notice. Promptly upon receipt of a Demand Registration Request pursuant to Section 3.1(a) (but in no event more than one (1) Business Day thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Demand Registration Request to all other Stockholders and the Demand Notice shall offer each such Stockholder the opportunity to include in the Demand Registration that number of its, his or her Shares as each such Stockholder may request in writing. Subject to Section 3.1(f), the Company shall include in the Demand Registration all such Shares with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice was delivered.

(c) Demand Withdrawal. Each Stockholder may withdraw all or any portion of its, his or her Shares included in a Demand Registration from such Demand Registration, without prejudice to the rights of such Stockholder to include Shares in any future Registration, at any time prior to the effectiveness of the applicable Demand Registration by written notice to the Company and will not be obligated to participate in any Underwritten Public Offering prior to executing the underwriting agreement relating thereto. Upon receipt of a notice to such effect from the Stockholders with respect to all of the Shares included by the Stockholders in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

(d) Effective Registration. The Company shall use commercially reasonable efforts to cause a Demand Registration Statement to become effective and remain effective for not less than 180 days plus the duration of any suspension period (or such shorter period as will terminate when all Shares covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Shares by an underwriter or dealer.

(e) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders (provided that the Company shall not disclose any material non-public information that is the basis for such notice to any PG Stockholder without the express written consent of such PG Stockholder), delay the filing or initial effectiveness of, or suspend use of, such Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any 12-month period or (ii) for a period exceeding 60 days. In the case of a Demand Suspension, the Stockholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Shares, upon receipt of the notice referred to above. The Company shall immediately notify the Stockholders in writing upon (A) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such Demand Suspension and (B) the effectiveness of such Demand Registration Statement. Notwithstanding the provisions of this Section 3.1(e), the Company may not postpone the filing or effectiveness of, or suspend use of, a Demand Registration Statement past the date upon which the applicable Adverse Disclosure is disclosed to the public or otherwise ceases to be Adverse Disclosure. During a Demand Suspension, the Company shall be prohibited from filing a registration statement for its own account or for the account of any other Stockholder or holder of its securities and, upon termination of any Demand Suspension, the Company shall promptly amend or supplement the applicable Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Majority Stockholders may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Stockholders.

(f) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of Shares included in a Demand Registration advise the Company that, in their reasonable view, the number of securities requested to be included in such Demand Registration (including Shares requested by Stockholders to be included in such offering and any securities that the Company proposes to be included in such offering) exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Majority Stockholders that have requested their Shares to be included in such Underwritten Public Offering (the “Maximum Offering Size”), then the Company shall so advise the Stockholders with Shares proposed to be included in such Demand Registration, and shall include in such Registration and offering the number of securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (i) first, the Shares requested to be included in such Demand Registration by the Stockholders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the number of Shares requested to be included therein by each such Stockholder; and (ii) second, and only if all of the securities referred to in clause (i) have been included in such Registration, any securities proposed to be registered by the Company.

3.2 Shelf Registration.

(a) Request for Shelf Registration.

(i) Upon the written request of the Majority Stockholders from time to time following the date on which the Company becomes eligible to use Form S-3 or any similar short-form registration statement (a “Shelf Registration Request”), the Company shall promptly file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (or any successor rule) (“Shelf Registration Statement”) relating to the offer and sale of Shares by such Majority Stockholders from time to time in accordance with the methods of distribution elected by such Majority Stockholders, and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(ii) If on the date of a Shelf Registration Request the Company is a WKSI, then such Shelf Registration Request may request Registration of an unspecified amount of Shares to be sold by unspecified Stockholders. If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Shares to be registered. The Company shall provide to the Stockholders the information necessary to determine the Company’s status as a WKSI upon request.

(b) Shelf Registration Notice. Promptly upon receipt of a Shelf Registration Request (but in no event more than one Business Day thereafter), the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Stockholders, which notice shall specify, if applicable, the amount of Shares to be registered, and the Shelf Registration Notice shall offer each such Stockholder the opportunity to include in such Shelf Registration that number of its, his or her Shares as each such Stockholder may request in writing. Subject to Section 3.2(f), the Company shall include in such Shelf Registration all such Shares with respect to which the Company has received written requests for inclusion therein within three Business Days (or within one Business Day in the case of a Block Trade Offering) after the date that the Shelf Registration Notice has been delivered to such Stockholder.

(c) Continued Effectiveness. The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of such Shelf Registration Statement to be usable by the applicable Stockholder until the earlier of: (i) the date as of which all Shares have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Stockholder holds Shares.

(d) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders (provided that the Company shall not disclose any material non-public information that is the basis for such notice to any PG Stockholder without the express written consent of such PG Stockholder), suspend use of such Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any 12-month period, or (ii) for a period exceeding 60 days. In the case of a Shelf Suspension, the Stockholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Shares, upon receipt of the notice referred to above. The Company shall immediately notify the Stockholders in writing upon the termination of any Shelf Suspension, and upon such termination, promptly amend or supplement the applicable Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Majority Stockholders may reasonably request. The Company shall, if necessary, supplement or amend such Shelf Registration Statement, if required by the registration form used by the Company for such Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Stockholders.

(e) Shelf Takedown.

(i) At any time during which the Company has an effective Shelf Registration Statement with respect to Shares held by any Stockholder, by notice to the Company specifying the intended method or methods of disposition thereof, the Majority Stockholders may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Stockholders’ Shares that are covered by such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement such Shelf Registration Statement for such purpose; provided that any Shelf Takedown Request to effect an Underwritten Shelf Takedown shall be required to be in respect of at least $3 million in anticipated net proceeds in the aggregate (including after giving effect to net proceeds expected to be received by any Stockholder that participates in such offering after delivering a written notice pursuant to Section 3.2(e)(ii)), unless a lesser amount is then held by the Stockholders requesting to participate in such offering, in which case such request may only be made in respect of all Shares held by such Stockholders.

(ii) Promptly upon receipt of a Shelf Takedown Request (but in no event more than one Business Day thereafter) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Stockholder with Shares covered by the applicable Registration Statement, or to all other Stockholders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of its, his or her Shares as each such Potential Takedown Participant may request in writing. Subject to Section 3.2(f), the Company shall include in the Underwritten Shelf Takedown all such Shares with respect to which the Company has received written requests for inclusion therein within two Business Days after the date that the Shelf Takedown Notice has been delivered to such Stockholder (or within one Business Day after the date that the Shelf Takedown Notice has been delivered to such Stockholder if such notice relates to a Block Trade Offering). Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on such Underwritten Shelf Takedown being completed within ten Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than 90% (or such lesser percentage specified by such Potential Takedown Participant in writing) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions in any Block Trade Offering, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price, size and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2 shall be determined by the Majority Stockholders that have requested their Shares to be included in such Underwritten Shelf Takedown.

(f) Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.2(e) advise the Company that, in their reasonable view, the number of securities requested to be included in such proposed Underwritten Shelf Takedown (including Shares requested by Stockholders to be included in such Underwritten Shelf Takedown and any securities that the Company proposes to be included in such Underwritten Shelf Takedown) exceeds the Maximum Offering Size, then the Company shall so advise the Stockholders with Shares proposed to be included in such Underwritten Shelf Takedown, and shall include in such Underwritten Shelf Takedown the number of securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (i) first, the Shares requested to be included in such Underwritten Shelf Takedown by the Stockholders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the number of Shares requested to be included therein by each such Stockholder; and (ii) second, and only if all of the securities referred to in clause (i) have been included in such Underwritten Shelf Takedown, any securities proposed to be included by the Company.

(g) Right to Reload a Shelf Registration Statement. Upon the written request of the Majority Stockholders at such time when the Company is not a WKSI, the Company will file and seek the effectiveness of a post-effective amendment to an existing Shelf Registration Statement in order to register up to the number of Shares previously taken down off of such shelf and not yet “reloaded” onto such shelf registration statement.

3.3 Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than an Excluded Registration or a Registration pursuant to Section 3.1 or 3.2), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of any such Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Stockholders, and such Piggyback Notice shall offer the Stockholders the opportunity to register under such

Registration Statement, or to sell in such Public Offering, such number of its, his or her Shares as each such Stockholder may request in writing (a “Piggyback Registration”). Subject to Section 3.3(a), the Company shall include in such Registration Statement or in such Public Offering, as applicable, all such Shares that are requested to be included therein within five (5) Business Days after the receipt by such Stockholder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company shall determine for any reason not to register or sell or to delay Registration or the sale of such securities, the Company shall promptly give written notice of such determination to each Stockholder and, thereupon, (i) in the case of a determination not to register or sell, the Company shall be relieved of its obligation to register or sell any Shares held by the Stockholders in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Majority Stockholders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, the Company shall be permitted to delay registering or selling any Shares held by the Stockholders, for the same period as the delay in registering or selling such other securities. If the offering pursuant to such Registration Statement or Public Offering is to be an Underwritten Public Offering, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 3.3(a) shall, and the Company shall, make such arrangements with the managing underwriter or underwriters so that each such Stockholder may participate in such underwritten offering. If the offering pursuant to such Registration Statement or Public Offering is to be on any other basis, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 3.3(a) shall be permitted to, and the Company shall, make such arrangements so that each such Stockholder may participate in such offering on such basis. Any Stockholder shall have the right to withdraw all or part of its request for inclusion of such Stockholder’s Shares in a Piggyback Registration by giving written notice to the Company of such Stockholder’s request to withdraw; provided that such request must be made in writing prior to the execution of the related underwriting agreement or the effectiveness of the Registration Statement, as applicable.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Shares of the Stockholders included in a Piggyback Registration advises the Company and the participating Stockholders that, in their reasonable view, the number of securities requested to be included in such offering (including Shares requested by the Stockholders to be included in such offering and any securities that the Company and any other Persons propose to include in such offering) exceeds the Maximum Offering Size (which, for purposes of a Piggyback Registration, shall be within a price range reasonably acceptable to the Company), then the Company shall include in such offering the number of securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (i) first, the securities that the Company proposes to sell up to the Maximum Offering Size; (ii) second, and only if all of the securities referred to in clause (i) have been included in such Piggyback Registration, the Shares requested to be included in such Piggyback Registration by the Stockholders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the number of Shares requested to be included therein by each such Stockholder; and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Piggyback Registration, any other securities eligible for inclusion in such Piggyback Registration.

(c) No Effect on Other Registrations. No Registration of Shares held by any Stockholder effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

3.4 Lock-Up Agreements. In connection with each Registration or sale of Shares pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, if requested by the underwriters for such Underwritten Public Offering and provided that a similar request is made in accordance with Section 3.6(a), each Stockholder shall enter into a lock-up agreement with such customary terms as are negotiated among the Company, the underwriters and the Majority Stockholders. The Company and the Stockholders agree to use commercially reasonable efforts to include in any such agreement a lock-up period beginning no earlier than seven days before, and ending no later than 90 days after, the date of the final prospectus in connection with such Registration or Underwritten Public Offering.

3.5 Registration Procedures.

(a) General. If the Company becomes obligated under this Agreement to facilitate a Registration and offering of Shares on behalf of the Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a Registration and offering by the Company of securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.5.

(b) Requirements. In connection with the Company’s obligations under Sections 3.1, 3.2 and 3.3, the Company shall use its commercially reasonable efforts to effect any applicable Registration and to facilitate the sale of any applicable Stockholder’s Shares in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) as promptly as is reasonably practicable prepare and file the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Stockholders of Shares covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Stockholders and their respective counsel, (y) subject to applicable law, make such changes in such documents concerning the Stockholders prior to the filing thereof as such Stockholders, or their counsel, may reasonably request and (z) subject to applicable law, except in the case of a Registration under Section 3.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any PG Stockholder, or the underwriters, if any, shall reasonably object;

(ii) as promptly as is reasonably practicable prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the Majority Stockholders, (y) reasonably requested by any participating Stockholder (to the extent such request relates to information relating to such Stockholder), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) notify the participating Stockholders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) promptly notify each selling Stockholder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Stockholders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(v) to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Stockholders) in order to ensure that the Stockholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(vi) use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Stockholders of a majority of the Shares of all Stockholders being sold agree should be included therein relating to the plan of distribution with respect to such Shares; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to each selling Stockholder and each underwriter, if any, without charge, as many conformed copies as such Stockholder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each selling Stockholder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of Shares by such Stockholder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Stockholders and the underwriters, if any, in connection with the offering and sale of Shares covered by such Prospectus or any amendment or supplement thereto);

(x) on or prior to the date on which the applicable Registration Statement becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with the selling Stockholders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Shares for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Stockholder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the selling Stockholders and the managing underwriter or underwriters, if any, to enable such Shares to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Shares to the underwriters;

(xii) use its commercially reasonable efforts to cause the Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Shares;

(xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all such Shares if other than the CUSIP for the publicly traded Common Stock and if one has then been assigned;

(xiv) make such representations and warranties to the Stockholders of Shares being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the PG Stockholders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Shares;

(xvi) obtain for delivery to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the underwriter or underwriters and its or their counsel;

(xvii) in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Stockholders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each seller of Shares and each underwriter, if any, participating in the disposition of such Shares and their respective counsel in connection with any filings required to be made with FINRA;

(xix) use its commercially reasonable efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available, including through the SEC’s EDGAR filing system or any successor system, to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Shares covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its commercially reasonable efforts to cause all Common Stock covered by the applicable Registration Statement to be listed on the securities exchange on which the Company’s Common Stock is then listed or quoted and on each inter-dealer quotation system on which the Company’s Common Stock is then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any representative appointed by the Majority Stockholders, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement or by any attorney, accountant or other agent retained by such Stockholders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(xxiii) in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xxvi) to the extent requested by the Majority Stockholders, cause the Company’s directors and executive officers to enter into lock-up agreements in customary form; and

(xxvii) take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the Registration and disposition of such Shares in accordance with the terms of this Agreement.

(c) Information from Stockholders. Each Stockholder that holds Shares covered by any Registration Statement will furnish to the Company such information regarding such Stockholder as is required to be included in the Registration Statement, the ownership of Shares by such Stockholder and the proposed distribution by such Stockholder of such Shares as the Company may from time to time reasonably request in writing.

(d) Discontinuing Registration. Each Stockholder agrees that, as promptly as possible after receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5(b)(iv), such Stockholder will forthwith discontinue disposition of Shares pursuant to such Registration Statement until such Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5(b)(iv), or until such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the Prospectus covering such Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Shares covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5(b)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

3.6 Underwritten Offerings.

(a) Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Section 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Majority Stockholders and the underwriters, and containing a requirement to obtain lock-up agreements from directors and executive officers of the Company and such other terms as are customary in agreements of that type. The Stockholders of Shares proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Stockholders shall be parties to such underwriting agreement, which shall contain such agreements on the part of the Company to and for the benefit of such Stockholders as are customarily made by issuers to selling stockholders in public offerings similar to the applicable offering.

(b) Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Stockholder pursuant to Section 3.3 and, subject to the provisions of Section 3.3(b), use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Shares to be offered and sold by such Stockholders among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Stockholders of Shares to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Stockholders as are customarily made by issuers to selling stockholders in secondary public offerings.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 3.6(a) and Section 3.6(b), no Person may participate in any Underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that any such Stockholder shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Stockholder, such Stockholder’s title to the applicable Shares, such Stockholder’s intended method of distribution and any other representations, warranties or agreements as are customary in agreements of that type, and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s proceeds from the sale of such Stockholder’s Shares in the offering, net of underwriting discounts and commissions but before expenses.

3.7 Plan of Distribution, Underwriters and Counsel.

(a) The determination of whether any offering of Shares pursuant to a Demand Registration or a Shelf Registration will be an Underwritten Public Offering shall be made in the sole discretion of the Majority Stockholders making the applicable Demand Registration Request or Shelf Takedown Request, as the case may be, and the managing underwriter or underwriters to administer such Underwritten Public Offering shall be determined by such Majority Stockholders, subject to the Company’s approval (not to be unreasonably withheld, conditioned or delayed). Except as set forth in Section 3.2(e)(ii) with respect to an Underwritten Shelf Takedown, the Stockholders holding a majority of the Shares of all Stockholders included in such Underwritten Public Offering shall have the right to (i) determine the plan of distribution, including the price at which Shares are to be sold and the underwriting commissions, discounts and fees, and (ii) select one firm of legal counsel (along with any reasonably necessary local counsel) to represent the selling Stockholders. In the case of a Shelf Registration, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

(b) If a majority of the securities proposed to be sold in an Underwritten Public Offering pursuant to a Piggyback Registration are being sold by the Company of its own account, then the Company shall be entitled to determine the plan of distribution and select the managing underwriter or underwriters for such Underwritten Public Offering. Otherwise, the Stockholders holding a majority of the Shares requested to be included in such Underwritten Public Offering shall be entitled to determine the plan of distribution and select the managing underwriter or underwriters, and such majority shall also be entitled to select one firm of legal counsel (along with any reasonably necessary local counsel) to represent the selling Stockholders.

3.8 Registration Expenses. All expenses incident to the Company’s or the Stockholders’ performance of or compliance with this Section 3 shall be paid by the Company, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (b) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Shares), (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses of the Company (including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any Subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if the Company so desires, (f) all fees and expenses incurred in connection with the listing of Shares of the Stockholders on any securities exchange or quotation of such Shares on any inter-dealer quotation system, (g) all applicable rating agency fees with respect to the Shares, (h) all reasonable fees and disbursements of one firm of legal counsel (and any reasonably necessary local counsel) representing the selling Stockholders, including all reasonable fees for an opinion from such counsel, (i) all fees and expenses of any special experts or other Persons retained by the Company or the Stockholders in connection with any Registration or sale, (j) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (k) all expenses of the Company related to the “road-show” for any Underwritten Public Offering. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Shares by the participating Stockholders, which shall be paid by the participating Stockholders in proportion to the number of Shares offered and sold by or on behalf of each such Stockholder.

3.9 Indemnification.

(a) Indemnification by the Company. In the event of any Registration of Shares held by the Stockholders, the Company will hold harmless the Stockholders and each underwriter of such securities and each other Person, if any, who controls any Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which the Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon (i) any violation or alleged violation by the Company or any of its Subsidiaries of applicable laws relating to action or in action in connection with such Registration or any Company provided information in such Registration, disclosure document or related document or report or (ii) any untrue statement or alleged untrue statement of any material fact (A) contained, on its effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) contained in any preliminary Prospectus, if used prior to the effective date of such Registration Statement, or in the final Prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final Prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such Prospectus or necessary to make the statements in such Prospectus not misleading; and will reimburse the Stockholders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Stockholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by the Stockholders or such underwriter specifically for use in the preparation thereof.

(b) Indemnification by the Stockholders. Each Stockholder (severally and not jointly) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.9(a)) the Company, each director of the Company, each officer of the Company who shall sign the Registration Statement, and any Person who controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such Registration Statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder specifically regarding such Stockholder for use in the preparation of such Registration Statement or amendment or supplement, and (ii) with respect to compliance by such Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such Registration Statement. In no event shall the liability of any Stockholder be greater in amount than the dollar amount of the proceeds from the sale of its Shares in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Stockholder pursuant to Section 3.9(d) and any amounts paid by such Stockholder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) and Section 3.9(b), the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.9, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (B) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(d) Contribution. If the indemnification required by this Section 3.9 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.9(d). Notwithstanding the provisions of this Section 3.9(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party (less underwriting discounts and commissions) exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 3 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.

(f) Indemnification Priority. The Company hereby acknowledges and agrees that any of the Persons entitled to indemnification pursuant to Section 3.9(a) may have certain rights to indemnification, advancement of expenses or insurance provided by other sources. The Company hereby acknowledges and agrees that (i) it is the indemnitor of first resort (i.e., its obligations to any such indemnified party are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnified party are secondary) and (ii) it shall be required to advance the full amount of expenses incurred by any such indemnified party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights such indemnified party may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of any such indemnified party with respect to any claim for which such indemnified party has sought indemnification, advancement of expenses or insurance from the Company shall affect the foregoing, and that such other sources shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnified against the Company.

3.10 Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Shares without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (a) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION IV. CORPORATE GOVERNANCE

4.1 Board of Directors.

(a) Composition of Initial Board. As of the Closing, the Board of Directors shall be comprised of eight (8) directors, the following three (3) of whom shall be deemed to have been designated by the PG Stockholders (each, a “PG Director”): Joel Schwartz; Michael Gregg; and Benjamin Russell. The foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows, and, in each case, in accordance with the Company’s certificate of incorporation and bylaws:

(i) the class I directors shall initially include Benjamin Russell;

(ii) the class II directors shall initially include Michael Gregg; and

(iii) the class III directors shall initially include Joel Schwartz.

(b) PG Stockholders’ Representation. For so long as the PG Stockholders beneficially own, in the aggregate, a number of shares of Common Stock representing at least the percentages shown below of the outstanding shares of Common Stock, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, and to solicit proxies or consents in favor thereof, that number of individuals designated by the PG Stockholders (each, a “PG Stockholders’ Designee”) that, if elected, will result in the number of PG Directors serving on the Board of Directors that is shown below.

Percentage	Number of Directors
Greater than 25%	3
Equal to 25%, or less than 25% but greater than or equal to 15%	2
Less than 15% but greater than or equal to 10%	1
Less than 10%	0

Upon any decrease in the number of directors that the PG Stockholders are entitled to designate for election to the Board of Directors, the PG Stockholders shall, upon request from the Company, use their commercially reasonable efforts to cause the appropriate number of PG Stockholders’ Designees to offer to tender his or her resignation. If such resignation is then accepted by the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly unless the Company, with the approval of a majority of the remaining Directors, determines not to reduce the authorized size of the Board of Directors, in which case the Board of Directors shall act in accordance with the bylaws of the Company then in effect to appoint or nominate a new director to the Board of Directors.

(c) Additional Obligations. An individual designated by the PG Stockholders for election (including pursuant to Section 4.1(b)) as a director shall comply with any applicable requirements of the charter for, and related guidelines of, any committee of the Board of Directors responsible for nominating directors (such committee, the “Nominating Committee”). Notwithstanding anything to the contrary in this Section 4, in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular PG Stockholders’ Designee pursuant to this Section 4.1 would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the charter for, or related guidelines of, the Nominating Committee, then the Board of Directors shall inform the PG Stockholders of such determination in writing and explain in reasonable detail the basis for such determination and shall designate another individual designated for nomination, election or appointment to the Board of Directors by the PG Stockholders (subject in each case to this Section 4.1(c)), and the Board of Directors and the Company shall take all of the actions required by this Section 4 with respect to the election of such substitute PG Stockholders’ Designee. It is hereby acknowledged and agreed that the fact that a particular PG Stockholders’ Designee is an Affiliate, director, professional, partner, member, manager, employee or agent of the PG Stockholders or is not an independent director shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

(d) Removal; Vacancies. Except as provided in Section 4.1(b) with respect to decreases in ownership of the PG Stockholders, (i) the PG Stockholders shall have the exclusive right to request the removal of PG Stockholders’ Designees from the Board of Directors in accordance with the bylaws of the Company then in effect, and the Company shall take all Necessary Action to cause the removal (whether for or without cause) of any such PG Stockholders’ Designee at the request of the PG Stockholders, provided that PG Stockholders’ Designees may be removed from the Board of Directors in accordance with the bylaws of the Company then in effect other than at the request of the PG Stockholders only for cause and only by the affirmative vote of the holders of two-thirds of the voting power of the outstanding Shares entitled to vote in the election and removal of directors, and (ii) the PG Stockholders shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies (for the remainder of the then current term) created by reason of death, disability, removal or resignation of PG Stockholders’ Designees to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the PG Stockholders as promptly as reasonably practicable.

(e) Committees.

(i) In accordance with the Company’s certificate of incorporation and bylaws, (A) the Board shall establish at the Closing and maintain an audit committee of the Board, the Nominating Committee and a compensation committee of the Board (the “Compensation Committee”), each consisting of three (3) individuals, and (B) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committees, the PG Stockholders shall have the right to have (I) two (2) PG Directors appointed to serve on the Nominating Committee, (II) one (1) PG Director appointed to serve on the Compensation Committee and (III) one (1) PG Director to serve on each other committee of the Board (other than the audit committee). In furtherance of the foregoing, the Company agrees to take all Necessary Action to have two (2) PG Directors appointed to serve on the Nominating Committee and one (1) PG Director designated by the PG Stockholders appointed to serve on the Compensation Committee and each other committee of the Board (other than the audit committee) (to the extent not prohibited by applicable Law or applicable stock exchange regulations).

(ii) At the Closing, (A) Joel Schwartz and Michael Gregg shall be deemed to have been designated by the PG Stockholders to serve on the Nominating Committee and (B) Joel Schwartz shall be deemed to have been designated by the PG Stockholders to serve on the Compensation Committee.

(iii) The number of PG Directors that the PG Stockholders are entitled to have appointed to the Nominating Committee, the Compensation Committee and each other committee of the Board (other than the audit committee) pursuant to Section 4.1(e)(i) shall be decreased to the extent that the number of directors that the PG Stockholders are entitled to designate for election to the Board of Directors is decreased to less than two (2) PG Stockholders’ Designees pursuant Section 4.1(b), such that if the PG Stockholders cease to have the right to designate two (2) directors but retain the right to designate one (1) director for election to the Board of Directors pursuant to Section 4.1(b), then the PG Stockholders shall have the right to have one (1) PG Director appointed to each of the Nominating Committee, the Compensation Committee and each other committee of the Board (other than the audit committee) pursuant to Section 4.1(e)(i), and if the PG Stockholders cease to have the right to designate at least one (1) director for election to the Board of Directors pursuant to Section 4.1(b), then the PG Stockholders shall cease to have the right to have an individual appointed to the Nominating Committee, the Compensation Committee or any other committee of the Board pursuant to Section 4.1(e)(i).

(f) Indemnification. For so long as the PG Stockholders have the right to designate a PG Stockholders’ Designee for election to the Board of Directors pursuant to Section 4.1(b) or any PG Director is serving on the Board of Directors, (i) the Company shall take all Necessary Actions to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the PG Stockholders and (ii) the Company’s organizational documents shall at all times provide for indemnification, exculpation and advancement of expenses with respect to the PG Directors to the fullest extent permitted under applicable law.

4.2 Observer Rights.

(a) The PG Stockholders shall have the right to designate and remove, and the Company shall take all Necessary Action to appoint or remove, as applicable, one (1) or more non-voting observers (each, an “Observer”) to the Board of Directors (or any committees thereof) or any board of directors or equivalent governing body of any Subsidiary of the Company (or any committees thereof). Each Observer shall, at the same time and in the same manner provided to the directors of the Board of Directors (or members of any applicable committee thereof) or directors or members of the board of directors or equivalent governing body of any Subsidiary of the Company (or members of any applicable committee thereof), as applicable, be entitled to (i) be given notice of all meetings (whether in person, telephonic or otherwise) of the Board of Directors (or any applicable committee) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, (ii) receive copies of all notices, agendas, consents, minutes and other materials distributed to the Board of Directors (or any committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, whether provided to such directors or members in advance, during or after any meeting, regardless of whether such Observer shall be in attendance at such meeting and (iii) participate in (but not vote on) all discussions conducted at meetings of the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, except, in the case of clauses (ii) and (iii), to the extent an Observer has been excluded from such meeting pursuant to Section 4.2(b); provided that such Observer shall have executed a non-disclosure agreement reasonably satisfactory to the PG Stockholders; provided, further, that such Observer shall (A) not be counted for purposes of determining whether there is a sufficient quorum for the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, to conduct its business and (B) shall be subject to all rules governing the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable.

(b) Notwithstanding the foregoing, the Company or any Subsidiary of the Company, as applicable, may exclude an Observer from access to any material or meeting or portion thereof if: (i) the Board of Directors (or any applicable committee thereof) or the board of directors or equivalent governing body of any Subsidiary of the Company (or any applicable committee thereof), as applicable, concludes in good faith, upon advice of outside legal counsel, that (A) such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company or such Subsidiary, as applicable, and its counselor or (B) such Observer has a conflict of interest; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof; or (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board of Directors (or an applicable committee thereof), independent auditors and/or legal counsel, as the Board of Directors (or such applicable committee thereof) may designate, and an Observer (assuming such Observer were a member of the Board of Directors) would not meet the then-applicable standards for independence adopted by the New York Stock Exchange.

4.3 Agreement of Company. The Company hereby agrees that it will take all Necessary Actions to cause the matters addressed by this Section 4 to be carried out in accordance with the provisions thereof. Without limiting the foregoing, the Secretary of the Company or such other officer or employee of the Company who may be fulfilling the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 4.

SECTION V. INFORMATION

5.1 Access. For so long as (x) no PG Stockholders’ Designee is then serving on the Board of Directors and (y) the PG Stockholders beneficially own, in the aggregate, at least three (3%) of the outstanding shares of Common Stock, the Company shall, and shall cause its Subsidiaries to, (a) afford the PG Stockholders and their designated representatives, at reasonable times and upon reasonable notice, access to the Company’s and its Subsidiaries’ offices, plants and other facilities and to all books and records of the Company and its Subsidiaries and (b) afford the PG Stockholders and their designated representatives the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as each such PG Stockholder may reasonably request. For so long as (x) no PG Stockholders’ Designee is then serving on the Board of Directors and (y) the PG Stockholders beneficially own, in the aggregate, at least three percent (3%) of the outstanding shares of Common Stock, the Company, upon the written request of the PG Stockholders shall, and shall cause its Subsidiaries to, provide the PG Stockholders, in addition to other information that may be reasonably requested by the PG

Stockholders from time to time, (i) direct access to the Company’s auditors and officers, (ii) the ability to link the PG Stockholders’ systems into the Company’s general ledger and other systems in order to enable the PG Stockholders to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by the PG Stockholders and provided upon request by the PG Stockholders, (iv) access to appropriate officers and directors of the Company and its Subsidiaries at such times as may be requested by the PG Stockholders for consultation with the PG Stockholders with respect to matters relating to the business and affairs of the Company and its Subsidiaries and (v) information in advance with respect to any significant corporate actions, including extraordinary dividends, stock redemptions or repurchases, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity securities and material amendments, restatements or modifications to or of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, and to provide the PG Stockholders the right to consult with the Company and its Subsidiaries in good faith with respect to such actions.

5.2 Sharing of Information. Individuals associated with the PG Stockholders may from time to time serve on the Board of Directors or the board of directors or equivalent governing body of the Company’s Subsidiaries. The Company recognizes that such individuals (a) may from time to time receive non-public information concerning the Company and its Subsidiaries and (b) may share such information with the PG Stockholders, their direct and indirect investors and other Persons associated with the PG Stockholders, subject to the obligation to maintain the confidentiality of such information in accordance with Section 6.2 and subject to compliance with applicable laws, and the Company hereby irrevocably consents to such sharing of such information.

SECTION VI. MISCELLANEOUS PROVISIONS

6.1 Organizational Documents. The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the organizational documents of the Company. The Company and the PG Stockholders agree to take all Necessary Actions to amend the organizational documents of the Company so as to avoid any conflict with the provisions hereof.

6.2 Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its Subsidiaries, any confidential information obtained from the Company pursuant to Section 5.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Stockholder or its Affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of or reliance on the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any confidentiality obligations such third party may have to the Company that is known to such Stockholder; provided that a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser executes a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company, (iii) to any Affiliate, member, partner or prospective partner of such Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that such Stockholder will remain liable to the Company for any breaches of confidentiality and nondisclosure obligations by such Persons), (iv) in the case of any PG Stockholder that is a fund, to any Person that administers, advises, underwrites or manages such fund, or any of its directors, employees, consultants and representatives, any of such PG Stockholder’s Affiliates, limited partners, prospective limited partners or direct or indirect investors or other Persons associated with such PG Stockholder, or (iv) as may otherwise be required by law or legal, judicial or regulatory process.

6.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

6.4 Access to Agreement; Amendment and Waiver. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Company, such waiver is consented to in writing by the PG Majority Interest. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the PG Majority Interest and the Company; provided that any amendment to this Agreement that materially and adversely affects any Stockholder (other than any PG Stockholder) in a disproportionate manner shall not be effective against such Stockholder without the prior written consent of such Stockholder. Any consent given as provided in the preceding sentence shall be binding on all parties.

6.5 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, electronic mail, facsimile or postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

KinderCare Learning Companies, Inc.

650 NE Holladay, Suite 1400

Portland, OR 97232

Attn: Katie Gallagher

E-mail:

Facsimile:

With a copy (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Thomas Malone; Jane Greyf; Stelios Saffos

E-mail:

Facsimile:

If to the PG Stockholders:

c/o Partners Group (USA) Inc.

1200 Entrepreneurial Drive

Broomfield, CO 80221

Attn: Joel Schwartz

E-mail:

With a copy (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Thomas Malone; Jane Greyf; Stelios Saffos

E-mail:

Facsimile:

If to any other Stockholder:

At such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 6.5. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mail or (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.

6.6 Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

6.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

6.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, including that certain Third Amended and Restated Limited Liability Company Agreement of KC Parent, LLC, dated July 6, 2020, as amended from time to time, by and among the Initial Specified Stockholders and the other parties thereto.

6.9 Termination. This Agreement shall terminate as follows: (a) with respect to the PG Stockholders, at the election of the PG Majority Interest; (b) with respect to each PG Stockholder, such date as such PG Stockholder ceases to hold any Shares; or (c) with respect to any Stockholder other than a PG Stockholder, such date as such Stockholder may sell all of its Shares without regard to volume restrictions under Rule 144 under the Securities Act, except, in each case, for the provisions of Sections 3.9, 6.3, 6.5, 6.6, 6.7, 6.10, 6.11, 6.12 and 6.15 and this Section 6.9, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination.

6.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns of the parties as contemplated herein. The rights and obligations hereunder shall not be assignable without the prior written consent of the PG Majority Interest and the Company; provided that any Stockholder may assign its rights and obligations hereunder without such prior written consent to such Stockholder’s Permitted Transferees; provided, however, that no such assignment shall be effective unless the Permitted Transferee to which the assignment is being made, if not already a party hereto, is made a party hereto, with any such additional party being treated as a “Stockholder” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto. A Permitted Transferee to whom rights are transferred pursuant to this Section 6.11 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 6.11. Any attempted assignment of rights or obligations in violation of this Section 6.11 shall be null and void. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

6.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 6.5. Each of the parties hereto agrees that such party’s submission to jurisdiction and such party’s consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 6.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

6.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the PG Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

6.14 Regulatory Matters. The Company shall and shall cause its subsidiaries to keep the PG Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, so that the PG Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

6.15 No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto.

6.16 Effectiveness of Agreement. This Agreement shall become effective (such time, the “Effective Time”) immediately prior to the effectiveness of the Company’s registration statement on Form S-1 related to the Initial Public Offering. However, to the extent the Closing does not occur, the provisions of this Agreement shall be without any force or effect.

6.17 Removal of Legends. The Company shall remove any restrictive legends on any Shares held by any Stockholder promptly upon request by such Stockholder if such legend is not, in the reasonable determination of the Company upon the advice of legal counsel, required to comply with applicable securities laws; provided that the Company may require an opinion of legal counsel reasonably acceptable to the Company prior to any such removal other than in connection with a transfer made pursuant to an effective registration statement.

6.18 Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.

KINDERCARE LEARNING COMPANIES, INC.
By: _____________________________
Name:
Title:

[Signature Page to Stockholders Agreement]

PG STOCKHOLDERS

PARTNERS GROUP CLIENT ACCESS 13 L.P. INC.

By:	Partners Group Client Access Management I
Limited
its general partner

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

PARTNERS GROUP BARRIER REEF L.P.

By:	Partners Group Management XIII Limited
its general partner

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

PARTNERS GROUP HERCULES, L.P. INC.

By:	Partners Group Management X Limited
its general partner

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

PARTNERS GROUP HEARST OPPORTUNITIES FUND L.P.
By:	Partners Group Cayman Management II Limited
its general partner

By:	Partners Group (Guernsey) Limited, under power of attorney

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

PARTNERS GROUP DAINTREE CO-INVEST, L.P.

By:	Partners Group Cayman Management XIII Limited
its general partner

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

PARTNERS GROUP ACCESS 768 L.P.

By:	Partners Group Management (Scots) LLP

its general partner

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

PARTNERS GROUP DIRECT INVESTMENTS 2012 (EUR), L.P. INC.

By:	Partners Group Management VIII Limited
its general partner

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

PARTNERS GROUP CLIENT ACCESS 13A, L.P. INC.

By:	Partners Group Client Access Management I Limited
its general partner

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

MANAGEMENT STOCKHOLDERS
[MANAGEMENT STOCKHOLDERS SIG PAGES]

[Signature Page to Stockholders Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of [ ● ], 2021, by and among KinderCare Learning Companies, Inc., a Delaware Corporation, [ ● ], and certain other parties named therein, as amended from time to time thereafter.

[NAME]
By:_____________________________
Name:
Title:
Notice Address:

_______________________________

_______________________________

Accepted:
KINDERCARE LEARNING COMPANIES, INC.
By: ___________________________________
Name:
Title: